Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF FOMO CORP.

Pursuant to the provisions of California Corporation law, as amended, and the Certificate of Incorporation and By-Laws of FOMO CORP., a California corporation (the “Company”), the Board of Directors, pending milestones for financing and closing of accretive mergers and acquisitions, hereby approves a reverse split of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common stock at a ratio of 1-10 (one share for every ten shares of each respective class). In the event of such a corporate action, the conversion ratios for all Preferred Stock classes shall remain unchanged so that shareholder positions of all classes are equally adjusted. No reverse split shall be filed with FINRA until the Company has obtained financing or firm commitments for financing of greater than three million dollars ($3,000,000), has closed a profitable strategic merger/acquisition, and at least six months have elapsed from the later of the closing of the financing or the closing of the acquisition (FINRA’s review process for such corporate actions typically takes 30-60 days from the date of filing). It is anticipated that the recently announced Agreement to acquire EcoLite Holdings, LLC and required cash needs meets these criteria. The foregoing resolution was unanimously approved by the Board of Directors of the Company effective 2:00pm CT January 15, 2021.

WHEREAS, to facilitate the conduct of business, the Board of Directors of the Company believes it is in the best interests of FOMO CORP., pending milestones for financing and closing of accretive mergers and acquisitions, to approve a reverse split of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common stock at a ratio of 1-10 (one share for every ten shares of each respective class). In the event of such a corporate action, the conversion ratios for all Preferred Stock classes shall remain unchanged so that shareholder positions of all classes are equally adjusted. No reverse split shall be filed with FINRA until the Company has obtained financing or firm commitments for financing of greater than three million dollars ($3,000,000), has closed a profitable strategic merger/acquisition, and at least six months have elapsed from the later of the closing of the financing or the closing of the acquisition (FINRA’s review process for such corporate actions typically takes 30-60 days from the date of filing). It is anticipated that the recently announced Agreement to acquire EcoLite Holdings, LLC and required cash needs meets these criteria.

NOW THEREFORE BE IT RESOLVED THAT:

RESOLVED, that the Board of Directors, pending milestones for financing and closing of accretive mergers and acquisitions, hereby approves a reverse split of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common stock at a ratio of 1-10 (one share for every ten shares of each respective class). In the event of such a corporate action, the conversion ratios for all Preferred Stock classes shall remain unchanged so that shareholder positions of all classes are equally adjusted. No reverse split shall be filed with FINRA until the Company has obtained financing or firm commitments for financing of greater than three million dollars ($3,000,000), has closed a profitable strategic merger/acquisition, and at least six months have elapsed from the later of the closing of the financing or the closing of the acquisition (FINRA’s review process for such corporate actions typically takes 30-60 days from the date of filing). It is anticipated that the recently announced Agreement to acquire EcoLite Holdings, LLC and required cash needs meets these criteria.

RESOLVED, that any of the Executive Officers of the Company are hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to the consent resolutions set forth above.

Vikram Grover, Chairman, CEO & Secretary